UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (415) 382-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by Raptor Pharmaceutical Corp. (the "Company") with the Securities and Exchange Commission on May 25, 2012 ("Original 8-K"). The sole purpose of this Amendment No. 1 is to disclose the Company's decision as to how frequently it will conduct future stockholder advisory votes on the compensation of the Company's named executive officers. No other changes have been made to the Original 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Company's 2012 Annual Meeting of Stockholders held on May 24, 2012, the Company's stockholders voted on, among other matters, a proposal on the frequency of future stockholder advisory votes on the compensation of the Company's named executive officers. As previously reported by the Company in the Original 8-K, the frequency of once every year received the highest number of votes cast. Based on these results, and consistent with the Company's recommendation, the Company will conduct future stockholder advisory votes on the compensation of the Company's named executive officers once every year, until the next required stockholder advisory vote on the frequency of future stockholder advisory votes on the compensation the Company's named executive officers, which will be conducted no later than the Company's 2018 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICAL CORP.
Date: August 17, 2012	By:	/s/ Kim R. Tsuchimoto
	Name: Title:	Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary